EXHIBIT 99.1

              PEOPLE'S LIBERATION REPORTS Q3-2008 FINANCIAL RESULTS QUARTERLY NET REVENUES OF NEARLY $11 MILLION SET COMPANY RECORD

LOS ANGELES, November 14, 2008--People's Liberation, Inc. (OTCBB:PPLB), designer of high-end casual apparel under the brand names People's Liberation(TM) and William Rast(TM) and U.S. distributor of J. Lindeberg(TM) branded apparel, today announced financial results for the third quarter ending September 30, 2008. Key highlights:

         o Net sales for the three months ended September 30, 2008 advanced 76.1% compared to the three months ended September 30, 2007, to nearly $11.0 million, which included sales of J. Lindeberg branded apparel

         o        Strong gross margins in Q3-2008 of 49.0%

         o Successful integration of J. Lindeberg branded apparel into the Company's portfolio of brands

         o Appointment of veteran golf and apparel industry executive, Gary Sims, as Managing Director of the J. Lindeberg division

         o        Net sales of $24.6 million for the nine months ended September
                  30,   2008,   a  68.1%   increase   over  net  sales  for  the
                  corresponding period of 2007

         o Gross margin for the first nine months of 2008 increased to 48.6% from 47.9% in the first nine months of 2007

"We are very pleased with the results of our fiscal third quarter, especially in the challenging environment that characterizes today's global economy," noted Colin Dyne, Chief Executive Officer of People's Liberation, Inc. "Our third quarter overall revenue growth was impressive at 76.1% year over year."

"By design, we sacrificed short-term profitability to build our brands and solidify our market position," continued Mr. Dyne. "We delivered our William Rast Collection product line during the quarter and our sell-through results were beyond our expectation. We successfully launched our "My Name Is William Rast" campaign through print and new media and tallied over 9 million views of our short films. Our efforts during the third quarter have increased the awareness of William Rast branded apparel in the marketplace, and we anticipate significant growth in the brand both domestically and internationally in 2009."

Mr. Dyne added, "People's Liberation was re-launched for the fall season with new branding designed by Marcella Lindeberg of Paris 68. Within the People's Liberation line of products, the focus on premium denim and the addition of knits will help us grow our doors and maintain a strong position in the premium sector. In today's economic climate, our priority is delivering great design, quality and exceptional value to the consumer in order to increase the growth and distribution of each of our brands. We believe we are now in a position to reap the benefits of marketing efforts undertaken in previous quarters, and we plan to align our marketing expenses in 2009."

KEY DEVELOPMENTS IN Q3-2008

In July, the Company commenced operations of J. Lindeberg USA, LLC to market and distribute J. Lindeberg branded apparel in the United States on an exclusive basis. J. Lindeberg apparel is a premium European brand sold worldwide through upscale department stores and exclusive golf course pro shops. J. Lindeberg USA is a collaboration with J. Lindeberg, AB, a privately held apparel firm based in Sweden.

In August 2008, People's Liberation launched an innovative marketing campaign for its William Rast brand. Its "My Name is William Rast" campaign features fictional film clips starring Justin Timberlake, who also co-wrote, co-directed, and scored the movie clips. William Rast(TM) is the premium denim and lifestyle brand conceptualized and founded by People's Liberation in collaboration with business partners Justin Timberlake and Trace Ayala. In September 2008, the Company debuted its William Rast Spring '09 Denim and Collection product lines in New York City's Roseland Ballroom, sponsored by Blackberry Bold/AT&T, with an after-party hosted by Conde Nast Media Group.

Management will host a conference call to discuss the financial results in detail today at 4:30 p.m. Eastern Standard Time, 1:30 p.m. Pacific Standard Time.

To access the conference call, please dial 866-696-7913 if calling within the United States or 706-758-4510 if calling internationally.

A replay will be available until November 21, 2008, which can be accessed by dialing 800-642-1687 if calling within the United States or 706-645-9291 if calling internationally. Please use passcode 71982515 to access the replay.

The call will also be accompanied live by webcast over the Internet; the live webcast and an archive of the event will be accessible on the Company's web site at http://www.peoplesliberation.com.

ABOUT PEOPLE'S LIBERATION, INC.

Los Angeles-based People's Liberation markets and sells high-end casual apparel under the brand names "People's Liberation," "William Rast" and, in the United States, "J. Lindeberg." The majority of the merchandise the company offers consists of premium denim, knits, wovens, golf wear and outerwear for men and women. In the United States, People's Liberation, William Rast Sourcing and J. Lindeberg products are distributed to boutiques, specialty stores and better department stores, such as Nordstrom, Bloomingdales, Saks Fifth Avenue, Neiman Marcus and Fred Segal. The Company also markets and sells J. Lindeberg branded apparel through its flagship retail store in New York City. Internationally, in select countries, People's Liberation and William Rast products are sold directly and through distributors to better department stores and boutiques throughout the world. The Company also sells merchandise on its websites www.peoplesliberation.com, www.williamrast.com and the America section of www.jlindeberg.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include statements that the Company anticipates significant growth in its William Rast brand both domestically and internationally in 2009, the Company's belief that its focus on premium denim and the addition of knits in the People's Liberation line of products will help it grow its doors and maintain a strong position in the premium sector and its belief that the Company is now in a position to reap the benefits of marketing efforts undertaken in previous quarters, and its plan to align marketing expenses in 2009. Factors which could cause actual results to differ materially from these forward-looking statements include the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           CONSOLIDATED BALANCE SHEETS
                                                                 September 30,   December 31,
                                                                     2008            2007
                                                                 ------------    ------------
                           Assets                                 (Unaudited)
Current Assets:
   Cash and cash equivalents .................................   $  1,118,103    $    362,505
   Due from factor ...........................................      1,804,260       1,517,029
   Accounts receivable, net of allowance for doubtful accounts        845,479       1,029,510
   Inventories ...............................................      4,383,035       3,833,170
   Refundable income taxes ...................................           --            11,500
   Prepaid expenses and other current assets .................        129,417         196,730
   Prepaid design fees .......................................      1,321,772            --
   Deferred income taxes .....................................         38,000          38,000
                                                                 ------------    ------------
     Total current assets ....................................      9,640,066       6,988,444

Property and equipment, net of accumulated depreciation and
   amortization ..............................................      1,038,808         612,264
Trademarks, net of accumulated amortization ..................        547,624         363,359
Intangible asset .............................................        428,572         428,572
Other assets .................................................        444,266         265,020
                                                                 ------------    ------------
Total assets .................................................   $ 12,099,336    $  8,657,659
                                                                 ============    ============

              Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable and accrued expenses .....................   $  3,931,392    $  2,628,906
   Minority interest payable .................................      1,027,473            --
   Due to member .............................................        406,972            --
   Income taxes payable ......................................         15,526          13,390
                                                                 ------------    ------------
     Total current liabilities ...............................      5,381,363       2,642,296

Deferred tax liabilities .....................................         93,000          93,000
                                                                 ------------    ------------
     Total liabilities .......................................      5,474,363       2,735,296
                                                                 ------------    ------------


Minority interest ............................................      2,430,045            --

Stockholders' equity:
   Common stock, $0.001 par value, 150,000,000 shares
     authorized; 36,002,563 shares issued and outstanding
     at September 30, 2008 and December 31, 2007 .............         36,002          36,002
   Additional paid-in capital ................................      7,902,068       7,775,255
   Accumulated deficit .......................................     (3,743,142)     (1,888,894)
                                                                 ------------    ------------
Total stockholders' equity ...................................      4,194,928       5,922,363
                                                                 ------------    ------------
Total liabilities and stockholders' equity ...................   $ 12,099,336    $  8,657,659
                                                                 ============    ============

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Three Months Ended              Nine Months Ended
                                                           September 30,                  September 30,
                                                   ----------------------------    ----------------------------
                                                       2008            2007            2008            2007
                                                   ------------    ------------    ------------    ------------
Net sales ......................................   $ 10,982,733    $  6,236,671    $ 24,645,117    $ 14,659,987
Cost of goods sold .............................      5,599,914       3,155,667      12,654,649       7,634,568
                                                   ------------    ------------    ------------    ------------
  Gross profit .................................      5,382,819       3,081,004      11,990,468       7,025,419
                                                   ------------    ------------    ------------    ------------

Selling expenses ...............................      3,111,492       1,024,594       5,471,141       2,626,622
Design and production ..........................      1,171,890         651,443       2,721,519       1,664,417
General and administrative .....................      1,955,528         956,268       4,388,657       3,496,753
                                                   ------------    ------------    ------------    ------------

 Total operating expenses ......................      6,238,910       2,632,305      12,581,317       7,787,792
                                                   ------------    ------------    ------------    ------------

(Loss) income from operations ..................       (856,091)        448,699        (590,849)       (762,373)
                                                   ------------    ------------    ------------    ------------

Interest expense, net ..........................         45,115          32,516          89,523          58,369
Other income ...................................        (10,160)        (13,926)        (16,272)       (120,444)
                                                   ------------    ------------    ------------    ------------
  Total other expense (income) .................         34,955          18,590          73,251         (62,075)
                                                   ------------    ------------    ------------    ------------

(Loss) income before income taxes and minority
  interest .....................................       (891,046)        430,109        (664,100)       (700,298)
Provision for income taxes .....................          6,000           5,000          20,190           8,200
                                                   ------------    ------------    ------------    ------------
(Loss) income before minority interest .........       (897,046         425,109        (684,290)       (708,498)

Minority interest ..............................        562,805        (172,899)      1,169,958         113,017
                                                   ------------    ------------    ------------    ------------

Net (loss) income ..............................   $ (1,459,851)   $    598,008    $ (1,854,248)   $   (821,515)
                                                   ============    ============    ============    ============


Basic and diluted (loss) income per common share   $      (0.04)   $       0.02    $      (0.05)   $      (0.02)

Basic weighted average common shares outstanding     36,002,563      34,962,148      36,002,563      34,949,156

Diluted weighted average common shares
  outstanding ..................................     36,002,563      35,051,984      36,002,563      34,949,156


CONTACT:

People's Liberation
Darryn Barber, President and CFO
213-745-2123

CCG
Sean Collins, Senior Partner
310-477-9800, ext. 202
www.ccgir.com


                                      # # #